UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of theSecurities
Exchange Act of 1934 (Amendment No. )

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BREMER FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Bremer Financial Corporation
A Minnesota Corporation
445 Minnesota Street — Suite 2000
St. Paul, Minnesota 55101
651-227-7621

_________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
April 27, 2004 at 8:00 o’clock a.m.

_________________

TO BREMER FINANCIAL CORPORATION STOCKHOLDERS:

The Annual Meeting of Stockholders of Bremer Financial Corporation (“Company”) will be held on April 27, 2004 at 8:00 o’clock a.m., St. Paul, Minnesota time, at the offices of Bremer Financial Corporation, Suite 2000, 445 Minnesota Street, St. Paul, Minnesota 55101, for the following purposes:

1.	To consider and act upon the Board of Directors’ recommendation to fix the number of directors of the Company at not less than four nor more than ten.

2.	To elect a Board of Directors.

3.	To ratify the selection by the Board of Directors of Deloitte & Touche LLP as the independent accountant to audit the consolidated financial statements of the Company for the year ended December 31, 2004.

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The stock transfer books of the Company will not be closed. In lieu thereof, and in accordance with the Bylaws, the Board of Directors has set the close of business on February 29, 2004 as the record date for the determination of the stockholders entitled to notice and to vote at the Annual Meeting or any adjournments thereof.

Your attention is respectfully directed to the attached Proxy Statement and the Proxy. IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN THE ATTACHED PROXY AND DATE, SIGN AND MAIL IT AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE THE COMPANY FURTHER SOLICITATION EXPENSE.

By order of the Board of Directors /s/ Janice A. Aus JANICE A. AUS Secretary

Bremer Financial Corporation
A Minnesota Corporation
445 Minnesota Street — Suite 2000
St. Paul, Minnesota 55101
651-227-7621

_________________

PROXY STATEMENT
Annual Meeting of Stockholders
April 27, 2004

_________________

GENERAL

This Proxy Statement is submitted in support of the solicitation of the attached proxy by the Board of Directors of Bremer Financial Corporation, a Minnesota corporation (the “Company”), for the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on April 27, 2004 at 8:00 o’clock a.m. at the offices of Bremer Financial Corporation, Suite 2000, 445 Minnesota Street, St. Paul, Minnesota 55101, and at any adjournments thereof. The cost of solicitation will be borne by the Company. This Proxy Statement and the accompanying Proxy and Notice of Annual Meeting of Stockholders will be mailed to its stockholders on or about March 22, 2004. The Company will reimburse its transfer agent for expenses reasonably incurred in forwarding solicitation materials to beneficial owners of shares.

The Annual Meeting is being held for the purposes of fixing the number of and electing the Company’s Board of Directors, ratifying the selection of Deloitte & Touche LLP as the independent accountant to audit the Company’s consolidated financial statements for the year ended December 31, 2004, and transacting such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Annual Report of the Company for the year ended December 31, 2003, including financial statements, is being mailed to stockholders simultaneously herewith, but the Annual Report is not to be considered part of the proxy soliciting materials unless a portion thereof is expressly incorporated herein by reference.

Only holders of shares of the Company’s no par value Class A Common Stock (“Class A Common Stock”) recorded at the close of business on February 29, 2004, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The securities of the Company outstanding as of February 29, 2004 and which are entitled to vote at the Annual Meeting consist of 1,200,000 shares of Class A Common Stock, each share being entitled to one vote. Stockholders do not have the right to cumulate votes for the election of directors.

The enclosed proxy, when properly signed and returned to the Company, will be voted at the Annual Meeting as directed therein. Proxies in which no direction is given with respect to the various matters of business to be transacted at the Annual Meeting will be voted to set the number of the Board of Directors at not less than four nor more than ten, in favor of the nominees for directors proposed by the Board of Directors, in favor of ratifying the selection by the Board of Directors of Deloitte & Touche LLP as the independent accountant to audit the Company’s consolidated financial statements for the year ended December 31, 2004 and, as to any other matters that may properly come before the Annual Meeting, in the best judgment of the proxy holders named in the enclosed proxy.

The enclosed proxy may be revoked at any time prior to its exercise at the meeting by the execution and exercise of a proxy bearing a later date and notification in writing given to the Secretary of the Company prior to the Annual Meeting. The authority of the proxy holders named in the enclosed proxy will be suspended if the stockholder executing the proxy is present at the meeting and elects to vote in person.

The Company may have one or more of its officers or employees communicate by telephone, telegraph or mail with the stockholders who may have omitted to return proxies.

A quorum, consisting of a majority of the shares of Class A Common Stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. In general, the stockholders of the Company may take action by the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares present and entitled to vote on a particular item of business, or (ii) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum. If a stockholder signs and returns a proxy and abstains from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in “street name,” and it indicates that the broker does not have discretionary authority to vote the shares on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of the Class A Common Stock of the Company as of February 29, 2004 by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding shares of Class A Common Stock, by each director and by each nominee director, by each person named in the Summary Compensation Table included later in this Proxy Statement, and by all officers and directors of the Company as a group. None of the stockholders listed below beneficially owns common stock of the Company’s parent(s) or subsidiaries other than through their ownership of the Company’s Common Stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Otto Bremer Foundation (3)
Suite 2200
445 Minnesota Street
St. Paul, MN 55101

Stan K. Dardis

John T. Wosepka

Robert B. Buck

Patrick J. Donovan

Sherman Winthrop

Ann H. Hengel

Terry M. Cummings

Grenville W. Blackall

William H. Lipschultz

Charlotte S. Johnson

Daniel C. Reardon

Ronald James (4)

Terrence W. Glarner (5)

All officers and directors
as a group (16 persons)	240,000 22,485 14,671 4,691 4,685 4,500 2,736 2,706 2,244 -- -- -- -- -- 76,018	20.0% 1.9% 1.2% * * * * * * -- -- -- -- -- 6.3%

* Less than 1%

(1)	Each person or group has sole voting and investment power with respect to all outstanding shares. The number and percentages of shares include those allocated to the accounts of the individuals and groups in the Company’s Employee Stock Ownership Plan and the Bremer Banks Profit Sharing/401(k) Plan. See “Election of Directors and Management Information — Executive Compensation.”

(2)	The percentage calculation is based on 1,200,000 shares of Class A Common Stock outstanding at February 29, 2004.

(3)	Otto Bremer Foundation (the “Foundation”) owns all of the 10,800,000 shares of the Company’s Class B Common Stock, which are not entitled to be voted except with respect to certain extraordinary corporate transactions, none of which are being considered at the Annual Meeting of Stockholders to be held on April 27, 2004. The Trustees of the Foundation are William H. Lipschultz, Charlotte S. Johnson, and Daniel C. Reardon.

(4)	Mr. James was appointed a Director of the Company effective January 2004.

(5)	Mr. Glarner was appointed a Director of the Company effective February 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

As required by rules adopted by the Securities and Exchange Commission (“SEC”) under Section 16 of the Securities Exchange Act of 1934, a director or an executive officer of the Company is required to file with the SEC an Initial Report of Beneficial Ownership on Form 3 within a certain period after becoming an executive officer or director stating the number of shares of Class A Common Stock owned, a Report of Change in Beneficial Ownership on Form 4 to report transactions in the Company’s Class A Common Stock, and an Annual Statement of Beneficial Ownership of Securities on Form 5 to report any other transactions in the Class A Common Stock that are not required to be reported on a Form 4. Based solely upon the Company’s review of such Forms furnished to it by the directors and executive officers required to file such Forms, the Company believes that all of these filing requirements have been satisfied during 2003.

ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

Election of Directors

The Bylaws of the Company provide that the number of directors may be set by the stockholders (subject to the right of the Board of Directors to increase or decrease the number of directors as otherwise permitted by law). At the Annual Meeting held on April 22, 2003, the Company’s stockholders voted to fix the number of the Company’s Board of Directors at not less than four nor more than ten and elected seven directors (Terry M. Cummings, Stan K. Dardis, William H. Lipschultz, Charlotte S. Johnson, Daniel C. Reardon, Sherman Winthrop and Patrick J. Donovan). The Board of Directors appointed Ronald James and Terrence W. Glarner to the Board, effective January 2004 and February 2004, respectively.

It is the recommendation of the Company’s Board of Directors that the number of directors be set at not less than four nor more than ten and that the eight nominees named below be elected as directors, to serve as directors until the next Annual Meeting of the stockholders and until their successors are duly elected and qualified as directors. The Board of Directors may appoint up to two additional members to the Board if individuals qualified to serve as Directors are found and agree to serve. The Board of Directors does not have a nominating committee and, as such, the recommendations for election of Directors have been made by the Board of Directors as a whole.

Qualifications of Candidates for Election to the Board

When Board candidates are considered, they are evaluated based upon various criteria, such as their broad-based business knowledge, professional skills and expertise, experience serving in management leadership positions or on the board of directors of companies such as the Company. Concern for the long-term interests of the stockholders, financial literacy, and personal integrity are also important characteristics. In addition, director candidates must have time available to devote to Board activities. Accordingly, the Board seeks to attract and retain highly qualified directors who have sufficient time to attend to their duties and responsibilities to the Company. Recent developments in corporate governance and financial reporting have resulted in an increased demand for such highly-qualified and productive directors.

The Board of Directors has established minimum requirements for Director candidates such as, but not limited to: being able to read and understand fundamental financial statements; having relevant business experience; having no identified conflicts of interest as a prospective Director of the Company; having not been convicted in a criminal proceeding other than traffic violations during the five years before the date of selection; and being willing to comply with the Company’s Code of Business Conduct and Ethics. The Board retains the right to modify these minimum qualifications from time to time. Exceptional candidates who do not meet all of these criteria may still be considered.

Process for Identifying and Evaluating Candidates for Election to the Board

The Board will review the qualifications and backgrounds of the Directors, as well as the overall composition of the Board, and recommend Directors to be nominated for election at each Annual Meeting of Shareholders of the Company. In the case of incumbent directors, the Board reviews such directors’ overall service to the Company, including the number of meetings attended, level of participation, quality of performance, and whether the director continues to meet the applicable independence standards. In the case of any new director candidates, the questions of independence and financial expertise are important to determine what roles can be performed by the candidate.

Shareholder Nominations

The Board currently does not have a formal policy with regard to consideration of director candidates recommended by shareholders. The Board has the option of engaging a third party search firm to assist in the search process. Currently, the Board believes that the existing directors and executive management of the Company and its subsidiaries have significant networks of business contacts that likely will form the pipeline from which qualified candidates will be identified.

Information About Nominees for Election as Directors

Unless otherwise directed, the proxies solicited by the Board of Directors will be voted at the Annual Meeting in favor of setting the number of directors at not less than four nor more than ten and in favor of the eight nominees named below. However, in the event of the inability or unwillingness of one or more of these nominees to serve as a director at the time of the Annual Meeting on April 27, 2004 or any adjournments thereof, the shares represented by the proxies will be voted in favor of the remainder of such nominees and may also (at the discretion of the holders of said proxies) be voted for other nominees not named herein in lieu of those unable or unwilling to serve. As of the date hereof, the Board of Directors knows of no nominee who is unwilling or unable to serve.

Patrick J. Donovan, who has served as Director of the Company since January 2002, was named Executive Vice President and Chief Operating Officer of the Company effective October 1, 2003. In light of Mr. Donovan’s new responsibilities as an Executive Officer of the Company and current Board of Director independence guidelines, the Board has determined that it would be in the best interests of the Company for Mr. Donovan to not stand for re-election as a Director at the 2004 Annual Meeting.

The affirmative vote of a majority of the shares of Class A Common Stock of the Company present at the Annual Meeting either in person or by proxy and entitled to vote (assuming a quorum is present) is required to fix the number of directors at not less than four nor more than ten, and a plurality of such voting power is required to elect each director. A quorum consists of a majority of the shares entitled to vote at the Annual Meeting.

All of the nominees for election as directors are presently serving as directors of the Company. The names and ages of the eight nominees are as follows:

Names and Nominees	Ages as of February 29, 2004	Director Since
Terry M. Cummings Stan K. Dardis William H. Lipschultz Charlotte S. Johnson Daniel C. Reardon Sherman Winthrop Ronald James Terrence W. Glarner	63 54 74 57 42 73 53 60	1988 1998 1961 1993 1996 1995 January 2004 February 2004

Mr. Terry M. Cummings has been Chairman of the Board of the Company since March 1998. From July 1988 until March 1998, he was President, Chief Executive Officer and a Director of the Company.

Mr. Stan K. Dardis has been President, Chief Executive Officer and a Director of the Company since March 1998. He has also been President and Chief Executive Officer of Bremer Financial Services, Inc. (“BFSI”) since March 1998 and a Director of BFSI since 1993. From October 1998 to November 2001, Mr. Dardis was a Director of Bremer Investment Funds, Inc.

Mr. William H. Lipschultz has been a Vice President and Director of the Company and a Trustee of the Foundation since 1961.

Ms. Charlotte S. Johnson has been a Vice President and Director of the Company since April 1993 and a Trustee of the Foundation since July 1991.

Mr. Daniel C. Reardon has been a Vice President and Director of the Company since May 1996 and a Trustee of the Foundation since January 1995. Since February 2002 he has served as Director of Corporate Finance for NDX Financial. Since January 2000 he has been the President and owner of Infinit-e Graphics and Response and from January 1999 until January 2000, Mr. Reardon was a sales manager for OEI Business Products.

Mr.Sherman Winthrop has been a Director of the Company since February 1995. He has been a senior member of the law firm of Winthrop & Weinstine, P.A., general counsel to the Company, since it was founded in February 1979.

Mr. Ronald James has been a Director of the Company since his appointment by the Board effective January 2004. Mr. James currently serves as President and Chief Executive Officer of the Center for Ethical Business Cultures, a position he has held since July 2000. Mr. James has served as President and Chief Executive Officer of the Human Resources Group, an international division of Ceridian Corporation, from 1996 to 1998. Mr. James currently serves as a board member of the Tamarack Funds (an investment fund of RBC Dain Rauscher, Incorporated) and Allina Hospitals and Clinics, with past affiliations on the boards of The St. Paul Companies, Ceridian Corporation, and Automotive Industries.

Mr. Terrence W. Glarner has been a Director of the Company since his appointment by the Board effective February 2004. Mr. Glarner has been President of West Concord Ventures, Inc. since February 1993. He also currently consults with Norwest Venture Capital, an entity affiliated with Norwest Growth Fund, Inc. Mr. Glarner currently serves as a director of five publicly-held companies consisting of Aetrium Incorporated, CIMA Labs, Inc., Datakey, Inc., FSI International, Inc. and NVE Corporation, and one privately-held company, Oncotech, Inc.

Except as otherwise noted, no nominee for the Board of Directors is a director of another company (that is, other than the Company) with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to Section 15(d) of that Act. Except as otherwise noted,no nominee for the Board of Directors is a director of another company registered as an investment company under the Investment Company Act of 1940.

Directors’ Compensation in 2003. Directors were paid annual Board Retainer fees of $27,500 and received $1,000 per Board committee meeting attended during the year. In addition, Mr. Cummings was paid $6,000 for his role as Board and Committee Chairman. Mr. Lipschultz, Ms. Johnson and Mr. Reardon were each paid $25,000 for serving as Vice Presidents of the Company. The table below summarizes 2003 Director compensation, from all sources:

Director Name	Board and Board Committee Fees	Officer Compensation		Trustee Fees (1)
Terry M. Cummings	$48,500	--		--

Patrick J. Donovan	$31,500	$80,000	(2)	--

William H. Lipschultz	$35,500	$25,000		$41,500

Charlotte S. Johnson	$35,500	$25,000		$41,500

Daniel C. Reardon	$36,500	$25,000		$41,500

Sherman Winthrop	$42,500	--		--

Ronald James	--	--		--

Terrence W. Glarner	--	--		--

(1)	Trustees fees are paid by the Otto Bremer Foundation.

(2)	Effective October 1, 2003, Mr. Donovan was named Executive Vice President and Chief Operating Officer of the Company. This amount was paid to him in that capacity.

Information About Executive Officers of the Company

Mr. Patrick J. Donovan, who is 50 years old, has been Executive Vice President and Chief Operating Officer of the Company since October 2003 and has served as a Director of the Company since January 2002. Mr. Donovan currently also serves on the Boards of Directors of HealthEast Care System and Aero Systems Engineering, Inc. Mr. Donovan was President and Chief Operating Officer of Wells Fargo and Company, overseeing their Minnesota,

Indiana and Ohio Banking Group, from 1998 to March 2001. During 2002 and 2003 Mr. Donovan was the Managing Partner of Drullen McKennessey Management Company.

Mr. John T. Wosepka, who is 58 years old, has been Executive Vice President and Community Banking Director of the Company and BFSI since October 2003, a position he also held from July 1999 through September 2001. From September 2001 until October 2003, Mr. Wosepka served in the capacity of Chief Operating Officer of the Company and BFSI and has been a Director of BFSI since July 1999. From April 1984 until July 1999, Mr. Wosepka was President and Chief Executive Officer of Bremer Bank, National Association in Alexandria, Minnesota.

Mr. Robert B. Buck, who is 55 years old, has been Executive Vice President and Chief Financial Officer of the Company since January 2001 and Executive Vice President of Finance of BFSI since June 2001. From January 2001 to June 2001, he was Executive Vice President and Chief Financial Officer of BFSI. From July 1997 until January 2001, Mr. Buck served in the capacity of Senior Vice President and Chief Financial Officer of the Company and BFSI and has been a Director of BFSI since 1997.

Mr. Grenville W. Blackall, who is 47 years old, has been Executive Vice President and Chief Information Officer of the Company and BFSI since September 2001. Mr. Blackall served as Senior Vice President, Chief Information Officer of BFSI from February 1997 to September 2001. He has served as a Director of BFSI since July 1999.

Ms. Ann H. Hengel, who is 51 years old, has been Executive Vice President of Risk Management of the Company and BFSI and a Director of BFSI since September 2001. From May 1999 until September 2001, Ms. Hengel served in the capacity of Senior Vice President and Risk Management Director of the Company and BFSI. From October 1990 until April 1999, Ms. Hengel was Senior Vice President of National City Bank of Minneapolis, Minnesota.

Information Concerning Meetings of Board of Directors

During the fiscal year ended December 31, 2003, the Board of Directors held seven formal meetings and adopted one resolution by written action in lieu of a meeting. No Director was absent at more than one meeting held during the year when he or she was a Director. Board members also met informally during the year to discuss various aspects of the business affairs of the Company.

Committees of the Board of Directors

The Company has an Audit Committee consisting of Messrs. Terry M. Cummings, Ronald James and Terrence W. Glarner. All of the members currently serving on the Audit Committee are “independent” within the meaning of that term as used in Rule 10A-3(b)(1) under the Exchange Act. Mr. Cummings continues to serve in the capacity of the audit committee’s financial expert. See “— Report on Audit Matters” for additional information.

The Company established a Compensation Committee in 2003, consisting of Messrs. Terry M. Cummings, Sherman Winthrop and Daniel C. Reardon. The Compensation Committee meets periodically to discuss and act on matters relating to executive officer and board compensation. See “— Report of Compensation Committee on Annual Compensation.”

Compensation of Executive Officers

The following table summarizes the annual compensation paid by the Company and its subsidiaries for services rendered in all capacities during each of the years ended December 31, 2003, 2002 and 2001 and certain other compensation paid for those years with respect to the Company’s Chief Executive Officer and its other five most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 for 2003:

SUMMARY COMPENSATION TABLE

Name and Principal	Annual Compensation				All Other
Position	Year	Salary		Bonus(1)	Compensation $ (2)
Stan K. Dardis,	2003	469,172		75,145	12,731
President	2002	429,992		281,952	15,557
and Chief Executive Officer	2001	375,660		224,500	13,039
Patrick J. Donovan,	2003	80,000	(3)	--	31,686
Executive Vice President	2002	--		--	35,400
and Chief Operating Officer	2001	--		--	--
John T. Wosepka,	2003	282,500		37,563	11,947
Executive Vice President	2002	260,833		141,426	12,948
Community Banking Director	2001	191,667		88,415	11,927
Robert B. Buck,	2003	208,333		24,906	10,928
Executive Vice President	2002	192,642		67,280	12,209
and Chief Financial Officer	2001	148,264		67,275	9,726
Grenville W. Blackall,	2003	180,833		19,288	9,029
Executive Vice President	2002	166,666		50,830	11,626
and Chief Information Officer	2001	144,233		53,820	8,960
Ann H. Hengel,	2003	180,833		19,288	9,359
Executive Vice President of	2002	166,666		66,130	11,741
Risk Management	2001	128,200		53,820	8,268

(1)	Represents bonuses earned in the indicated year which were paid in the subsequent year under the Company’s Annual Incentive Compensation Plans. See “Election of Directors and Management Information — Report of Compensation Committee on Annual Compensation.” Executive officers of the Company and its affiliates may elect to defer a part or all of the bonus dollars earned under the Annual Incentive Compensation Plan pursuant to the Company’s Deferred Compensation Plan for executives of Bremer Financial Corporation and Its Affiliates (“Deferred Compensation Plan”).

(2)	Consists of (i) life insurance premiums paid by the Company on behalf of the executive officers named in the Table pursuant to the Company’s benefits program available to all employees; (ii) amounts contributed by the Company on behalf of the named executive officers under the Bremer Profit Sharing/401(k) Plan (“Profit Sharing Plan”) available to all employees; and (iii) amounts contributed by the Company on behalf of the named executive officers under the Company’s Employee Stock Ownership Plan (“ESOP”). Life insurance premiums paid in 2003 consisted of the following: Mr. Dardis ($3,578), Mr. Donovan ($186), Mr. Wosepka ($2,792), Mr. Buck ($1,773), Mr. Blackall ($750) and Ms. Hengel ($700). Amounts contributed under the Profit Sharing Plan for 2003 consisted of the following: Mr. Dardis ($8,802), Mr. Donovan ($0), Mr. Wosepka ($8,802), Mr. Buck ($8,802), Mr. Blackall ($7,959) and Ms. Hengel ($7,959). Amounts contributed under the ESOP for 2003 consisting of the following: Mr. Dardis ($353), Mr. Donovan ($0), Mr. Wosepka ($353), Mr. Buck ($353), Mr. Blackall ($320) and Ms. Hengel ($320). For Mr. Donovan, all other compensation includes Board and Board Committee fees earned as a Director of the Company in 2002 and 2003, as well as a consulting fee of $5,900 paid in 2002.

(3)	Mr. Donovan was name Executive Vice President and Chief Operating Officer of the Company on October 1, 2003. This salary represents the pro rata portion of his total 2003 annual base salary of $320,000. No bonus payments were made to Mr. Donovan in or for the year ended December 31, 2003.

Summary of Plans

Employee Stock Ownership Plan. The Bremer Financial Corporation Employee Stock Ownership Plan (“ESOP”) is a discretionary defined contribution plan for all employees of the Company and its affiliates designed to invest primarily in the capital stock of the Company, including the Class A Common Stock. The ESOP is funded solely with contributions made by the Company. It is the intention of the Company to make periodic contributions to the ESOP in addition to or in lieu of the “discretionary” component of the Profit Sharing Plan. See “Election of Directors and Management Information — Compensation Pursuant to Plans — Profit Sharing Plan.” The maximum amount contributable under the ESOP is 25% of the plan compensation of all eligible employees, reduced by any amounts contributed by the Company to its Profit Sharing Plan (which is discussed below). “Plan compensation” includes all regular salary and wages paid or accrued for eligible employees and 100% of the current year’s “qualified commissions” (which is defined as commissions received as part of a specified compensation plan as approved by the Plan Administrator), but excludes overtime and bonuses. Amounts may be contributed for eligible employees for each year in which a contribution is made to the ESOP from the time the employee becomes eligible to participate until the time the employee no longer participates. Benefits are distributed to employees or their beneficiaries in the event of an employee’s termination, retirement, death or disability.

No amounts were paid or distributed by the ESOP during 2003 to the individuals named in the Summary Compensation Table. Benefit amounts contributed by the Company pursuant to the ESOP for the individuals named in the Summary Compensation Table are included under the heading “All Other Compensation.” The employer contribution (which was made in 2004), for all the Company’s employees (including executive officers) participating in the ESOP in 2003, was $100,000.

Executive Stock Purchase Plan. The Company has established an Executive Stock Purchase Plan (“Stock Purchase Plan”) for executive officers of the Company and certain executives of its affiliates, as well as for Directors of the Company. The Stock Purchase Plan is designed to provide this group of executive officers and Directors the opportunity to acquire shares of the Company’s Class A Common Stock, in addition to the purchase opportunity provided to all eligible employees (but not to non-employee Directors) through the qualified retirement plans. The Company believes that this plan encourages executive officers and Directors to achieve more meaningful ownership positions in the Company, more closely aligns the interests of the executive officers and Directors with the rest of the employee shareholders, and increases executive focus on longer-term growth and profitability objectives.

Upon the occurrence of certain events, as described in the Company’s Prospectus dated April 20, 1989 (“Prospectus”), the Company has a first call option to purchase the shares of Class A Common Stock from its holders (“Purchase Option”). During the period from January 1, 2003 through February 29, 2004, the Company assigned its Purchase Options on 33,269 shares of Class A Common Stock to executive officers of the Company and certain executive officers of the subsidiaries, under the Stock Purchase Plan.

Through this assignment of Purchase Options, the Company provides eligible participants the opportunity to purchase available shares of Class A Common Stock at book value, up to an established limit, as specified in the Stock Purchase Plan ownership guidelines. Executive and Director participation in the Stock Purchase Plan is entirely voluntary and at the discretion of the eligible individuals.

The following table sets forth certain information as of December 31, 2003 with respect to equity compensation plans within the Company:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans	0	Not applicable.	0
approved by security holders

Equity compensation plans not	0	Not applicable.	Not determinable.
approved by security holders

Total	0	Not applicable.	Not determinable.

The Stock Purchase Plan was not required to be and was not approved by the Company’s shareholders. There is no fixed number of shares available for issuance under the Stock Purchase Plan, and the number of shares that may be purchased by the participants under that Plan in the future and the exercise prices of future options are not determinable. As of December 31, 2003, there were no options outstanding under the Stock Purchase Plan. As of December 31, 2003, the Company had no equity compensation plans approved by its shareholders.

Profit Sharing/401(k) Plan. The Company maintains under Sections 401(a) and 401(k) of the Code a profit sharing plan known as the Bremer Profit Sharing/401(k) Plan (“Profit Sharing/401(k) Plan”), in which executive officers participate on the same basis as all other employees, subject to certain overall and specific anti-discrimination restrictions. It is a defined contribution profit sharing plan designed to provide retirement benefits to the employees of the Company and its affiliates. The Profit Sharing/401(k) Plan is designed to be funded with both Company contributions and employee contributions. The Company’s contribution consists of partial employer matching of employee contributions and an annual discretionary contribution. The employees are able to contribute to the Profit Sharing/401(k) Plan on a pre-tax basis up to 25% of their “plan compensation” (which is also part of the Section 401(k) portion of the Profit Sharing/401(k) Plan). “Plan compensation” includes all regular salary and wages paid to or accrued for employees and 100% of the current year’s “qualified commissions” (consisting of commissions received as part of a specified compensation plan as approved by the Plan Administrator), but excludes overtime and bonuses. The Company will “match” 50% of the first 1% to 6% of plan compensation the employee contributes on a pre-tax basis. The match can exceed neither 3% of any individual employee’s plan compensation nor 50% of the adjusted net earnings of the Company for the particular plan year. The discretionary contribution is made annually at the discretion of the Board of Directors, based primarily on Company performance in the previous year. It may be paid in the form of the Company’s stock contributions (or contributions of cash used to purchase Company capital stock) to the ESOP or cash contributions to the Profit Sharing/401(k) Plan. See “Election of Directors and Management Information — Summary of Plans — Employee Stock Ownership Plan.” Under the Profit Sharing/401(k) Plan, all cash dividends paid on the Class A Common Stock are allocated to the accounts of the participants holding shares of Class A Common Stock in their profit sharing accounts.

No amounts were paid or distributed during 2003 by the Profit Sharing/401(k) Plan to the individuals in the Summary Compensation Table. Benefit amounts contributed by the Company pursuant to the Profit Sharing/401(k) Plan for the individuals named in the Summary Compensation Table during 2001, 2002 and 2003 are included in the Summary Compensation Table under the heading “All Other Compensation.” Employer contributions for 2003, which were made in 2004 for all the Company’s employees (including executive officers) participating in the Profit Sharing/401(k) Plan in 2003, were $2,462,000.

Pension Plan. The Company maintains the Bremer Retirement Plan (“Pension Plan”), which is a defined benefit pension plan designed to provide retirement benefits to the employees of the Company and its subsidiaries. The following table sets forth estimated annual retirement benefits payable under the Pension Plan at age 65 (normal retirement age), calculated based on final average compensation (salaries are assumed to remain constant), years of service under the Pension Plan, and a Social Security Covered Compensation amount of $48,492 for someone born in 1940:

PENSION PLAN TABLE

Estimated Annual Retirement Benefits
Years of Service (1)

Renumeration	15	20	25	30	35
$125,000	$24,700	$33,000	$41,200	$49,400	$49,400
150,000	30,400	40,600	50,700	60,800	60,800
175,000	36,100	48,200	60,200	72,200	72,200
200,000	41,800	55,800	69,700	83,600	83,600
225,000	47,500	63,400	79,200	95,000	95,000
250,000	53,200	71,000	88,700	106,400	106,400
275,000	58,900	78,600	98,200	117,800	117,800
300,000	64,600	86,200	107,700	129,200	129,200
325,000	70,300	93,800	117,200	140,600	140,600
350,000	76,000	101,400	126,700	152,000	152,000
375,000	81,700	109,000	136,200	163,400	163,400
400,000	87,400	116,600	145,700	174,800	174,800
425,000	93,100	124,200	155,200	186,200	186,200
450,000	98,800	131,800	164,700	197,600	197,600
475,000	104,500	139,400	174,200	209,000	209,000
500,000	110,200	147,000	183,700	220,400	220,400
525,000	115,900	154,600	193,200	231,800	231,800
550,000	121,600	162,200	202,700	243,200	243,200
575,000	127,300	169,800	212,200	254,600	254,600
600,000	133,000	177,400	221,700	266,000	266,000
625,000	138,700	185,000	231,200	277,400	277,400
650,000	144,400	192,600	240,700	288,800	288,800
675,000	150,100	200,200	250,200	300,200	300,200
700,000	155,800	207,800	259,700	311,600	311,600
725,000	161,500	215,400	269,200	323,000	323,000
750,000	167,200	223,000	278,700	334,400	334,400

(1)	The Pension Plan incorporates the pay limits under Section 401(a)(17) of the Code. The pay limit for 2003 was $200,000, and this amount is indexed each year. The retirement benefits shown above do not reflect the pay limit. For pay amounts above $200,000, the Company has adopted a Supplemental Executive Retirement Plan (“SERP”), which is more fully described under “Report of Compensation Committee on Annual Compensation – Supplemental Executive Retirement Plan.”

With respect to the individuals named in the Summary Compensation Table, the years of credited service are as follows: Mr. Stan K. Dardis (10), Mr. Patrick J. Donovan (0), Mr. John T. Wosepka (30), Mr. Robert B. Buck (7), Mr. Grenville W. Blackall (7) and Ms. Ann H. Hengel (5).

The Company’s contributions under the Pension Plan are actuarially determined based upon the age, compensation, and years of service of the participating employees. The criteria used to determine the amounts contributed or payable does not depend upon any performance formula or measure. The “normal retirement benefit” is equal to 1% of an employee’s “final average compensation” multiplied by the employee’s “credited service”(one month for each calendar month during which the employee is compensated as a participant under the Pension Plan), at normal retirement date with a maximum of 30 years plus .52% of the employee’s final average compensation in excess of the “Social Security covered compensation amount” multiplied by the employee’s credited service at normal retirement date, up to a maximum of 30 years. “Final average compensation” is defined to mean average monthly compensation during the 60 consecutive months which produce the highest average out of the last 120 consecutive months of employment. The “Social Security covered compensation amount” is the average of the Social Security taxable wage base in effect for the 35 year period ending in the year before the employee attains Social Security retirement age. In addition, an employee may receive an early retirement benefit if he or she has attained age 55 and has completed at least five years of vesting service. The early retirement benefit can be reduced to a minimum of

42% of the regular retirement benefit, depending upon the number of years of service the employee has within the Pension Plan. For purposes of the Pension Plan, the term “compensation” includes salary, wages, and incentives paid under the Annual Incentive Compensation Plan described below, but it excludes any employee’s credits under any flexible benefit program under Section 125 of the Code. In addition, compensation excludes any contributions made to the ESOP or the Profit Sharing Plan, except for elective pre-tax contributions to the Profit Sharing Plan by employees. At retirement, benefits are computed on a straight life annuity basis.

Report of Compensation Committee on Annual Compensation

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings or this Proxy Statement, the following report shall not be deemed to be incorporated by reference into any such filings.

The Company’s Compensation Committee of the Board of Directors is responsible for ensuring that the compensation for executives is consistent with the Company’s compensation philosophy. The Compensation Committee believes that the Company’s executive compensation is reasonable given its financial performance and as compared to similar companies in the industry.

The Board annually evaluates the performance and compensation of the Company’s Chief Executive Officer, Stan Dardis, and the other executive officers. The Board’s deliberations regarding the annual compensation of Mr. Dardis and other executive officers do not take place in the presence of the officer whose compensation is being discussed.

Compensation Principles. The executive compensation strategy of the Company’s Board of Directors is based on the beliefs and guiding principles that compensation should be aligned with business strategy, Company values, and management initiatives. The program:

•	Rewards executives for strategic management and the enhancement of stockholder value as measured by financial performance.

•	Integrates compensation programs with the Company’s strategic planning and measurement processes.

•	Supports a performance-oriented environment that rewards performance with respect to the goals of the Company and its affiliates.

•	Attracts, retains, and motivates key executives critical to the long-term success of the Company as a whole.

Relationship of Compensation to Performance. Profitability and attainment of strategic corporate objectives are the major determinants in the compensation awarded to the Company’s executive officers. While there is no precise formula for determining base salary as compared to Company performance, these measures are generally the basis for the Annual and Long-Term Incentive Compensation Plans, as described below.

Annual Incentive Compensation Plans. The Company’s Annual Incentive Compensation Plans (“Annual Plans”) are designed to provide, through cash awards, an incentive to key executives of the Company to meet or exceed certain corporate financial objectives that support the major focus areas identified in the Company’s Strategic Plan. The Annual Plans, including the Annual Plan for Mr. Dardis, are primarily based on consolidated earnings and revenue growth, in addition to operating performance objectives tied to each executive’s specific area of responsibility. The Annual Plans for participants for the year ended December 31, 2003 specified a target award ranging from 30% to 60% of base salary and a maximum award ranging from 60% to 120% of base salary depending upon the executive’s position and level of responsibility. Lesser amounts may be paid to an executive based on the degree of attainment of the goals. Certain participants in the Annual Plans have the option to defer a part or all of any incentive dollars earned under the Annual Plans pursuant to the Deferred Compensation Plan described below. The amounts paid under the Annual Plans to the executives named in the Summary Compensation Table are set forth under the heading “Annual Compensation — Bonus Earned.”

Long Term Incentive Plan. The Company adopted a Long Term Incentive Compensation Plan (the “Long Term Plan”) for executives of Bremer Financial Corporation and its Affiliates, for years beginning after December 31, 2002. The Long Term Plan is primarily designed to pay out on a three-year rolling performance cycle, with incentives paid on the basis of performance relative to the Company’s peer group. For purposes of the Long Term Plan, the peer group includes all bank holding companies within the United States with assets of between $3 billion and $10 billion. The first three years of the new Long Term Plan include one-, two- and three-year start-up plans that will pay out on a pro-rata basis of the standard three-year term. No long-term incentive plans were in effect for the years 2000 through 2002. Performance payouts related to the 2003 plan year will be determined in April 2004, after 2003 peer group information becomes available. Participants in the Long Term Plan will have the option to defer a part or all of any incentive dollars earned under the Long Term Plan pursuant to the Deferred Compensation Plan described below.

Deferred Compensation Plan. Effective January 1, 2003, the Company amended and expanded its Deferred Compensation Plan (the “Deferred Compensation Plan”) to include all executives of Bremer Financial Corporation and certain executives of its affiliates. Under the Deferred Compensation Plan, each participant may elect to defer certain percentages of payouts under the Annual Plans and the Long Term Plans, as well as a percentage of annual base pay. Participant accounts under the Deferred Compensation Plan will be credited with an annual rate of return based on the performance of the underlying investment funds.

Supplemental Executive Retirement Plan. The Company has a Supplemental Executive Retirement Plan (“SERP”) which is designed to supplement the benefits determined under the Pension Plan to the extent the benefits under the Pension Plan are capped by compensation limits, which was $200,000 as of December 31, 2003, is currently $205,000, and which will be indexed in the future based on the cost of living. The criteria used to determine the amounts payable does not depend upon any performance formula or measures and the participants become vested in the this benefit after five years of service with the Company. The number of employees who are eligible to participate in the SERP is limited to a select group of management or highly compensated employees of the Company, as determined by the Board of Directors. Currently Messrs. Dardis and Wosepka are the only participants in the SERP.

Company Performance and Compensation of Chief Executive Officer. The compensation for Mr. Dardis in 2003 consisted of a base salary of $475,000, effective March 1, 2003, and a short-term cash incentive payout of $75,145, determined in accordance with the Company’s Annual Plans as previously described. For Mr. Dardis in 2003, the annual incentive award was based on a combination of Corporate earnings and revenue growth. No payout was made under the revenue growth component of Mr. Dardis’ plan for 2003.

Approval of Executive Compensation. The Compensation Committee of the Board of Directors sets and administers the policies and plans which govern executive compensation. The Compensation Committee believes that its current compensation philosophy and approach have served the Company’s stockholders fairly, and it plans to continue the same compensation philosophy and approach for the foreseeable future.

By the Compensation Committee:

Terry M. CummingsSherman
WinthropDaniel
C. Reardon

Performance Graph

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings or this Proxy Statement, the following performance graph and related information shall not be deemed to be incorporated by reference into any such filings.

The following graph and table compare the cumulative total stockholder return during the five years ended December 31, 2003 on (a) the Company’s Class A Common Stock (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the realized book value of the Company’s Class A Common Stock at the end and the beginning of the measurement period; by (ii) such realized book value at the beginning of the measurement period), (b) the S&P (Standard & Poor’s) 500 Composite and (c) the Nasdaq Bank Stocks Composite. The graph and table assume a $100 investment on December 31, 1998, with the reinvestment of all dividends. It should be noted that the Company’s Class A Common Stock is not actively traded on an established market and most sales of shares of Class A Common Stock consist of transfers through the Company’s Profit Sharing Plan. As such, sales are based on the Company’s unrealized book value per share. The “prices” for shares of Class A Common Stock in the graph and table reflect the realized book value per share in effect at that time, which excludes unrealized market value adjustments pursuant to Statement of Financial Accounting Standards No. 115 and which is not greatly influenced by market forces which otherwise may affect the trading value of stocks, such as government policy, investor psychology, speculation, and perceptions of the Company’s industry.

PERFORMANCE MEASUREMENT COMPARISON
Cumulative Total Stockholder Return Since December 31, 1998

At December 31,
	1998	1999	2000	2001	2002	2003
Bremer Financial Corporation	$100	$114	$130	$150	$172	$199

S&P 500 Index	100	121	110	100	77	96

Nasdaq Bank Stock Index	100	94	115	134	144	187

Certain Transactions

The banks that are subsidiaries of the Company have had, and expect to have in the future, banking transactions in the ordinary course of business with some Directors and executive officers of the Company, or with an associate of such person. Such transactions have been and will be made on substantially the same terms, including interest rates on loans and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not and will not involve more than normal risk of collectibility. The dollar amount of these loans, excluding any aggregate extensions of credit of less than $60,000 to any one individual, was $77,000 at December 31, 2002 and $0 at December 31, 2003. No loans to a related person were restructured to provide for a deferral of payments and/or a reduction in interest rates.

Report on Audit Matters

The information contained in this section shall not be deemed to be “soliciting materials” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A under the Securities and Exchange Act of 1934 or Section 18 of that Act.

The Company has established a separate Audit Committee of the Board of Directors to fulfill the responsibility of providing advice to the Board with respect to the Company’s financial matters and finance, accounting, tax and legal compliance. See the Audit Committee Charter of Bremer Financial Corporation attached to this Proxy Statement as Appendix A. In 2003 the Board Audit Committee consisted of Mr. Cummings, who served as Chairman, Mr. Winthrop and Mr. Donovan. In early 2004, Mr. Winthrop and Mr. Donovan were replaced on the Audit Committee by Mr. James and Mr. Glarner, respectively, in order for the Company to meet the audit committee independence requirements under Rule 10A-3 of the Exchange Act, which will take effect for the Company on April 27, 2004.

The Audit Committee regularly meets six times a year. In 2003, it met six times, and all members who were members of the Audit Committee in 2003 attended all meetings. The primary responsibilities of the Audit Committee include the following:

•	Assessing the overall integrity of the Company’s financial accounting, reporting, disclosure, and compliance processes,

•	Assessing the reliability and effectiveness of overall efforts within the Company to manage all other types of business risks, including operational, credit, interest rate, and market risks,

•	Reviewing and evaluating the independence and performance of the Company’s external and internal auditors, and

•	Providing periodic reporting to the Board of Directors.

The Audit Committee has the ultimate responsibility for recommending to the shareholders the selection, evaluation and, as appropriate, the replacement of the Company’s external auditors. The Audit Committee has discussed with the Company’s independent auditors the independence of the independent auditors. The Audit Committee and the Board have received written disclosures in a report from the independent accountants required by Independence Standards Board Standard No. 1: Independence Discussions with Audit Committees.

The Audit Committee has reviewed and discussed the 2003 audited financial statements and 2003 Annual Report on Form 10-K of the Company with the independent auditors and with the Company’s management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. As such, the Audit Committee has recommended to the Board that the 2003 audited financial statements of the Company be included in the Company’s 2003 Annual Report on Form 10-K.

By the 2003 Audit Committee:

Terry M. Cummings
Sherman Winthrop
Patrick J. Donovan

ACCOUNTANTS

On January 27, 2004, and subject to the ratification of the holders of Class A Common Stock, the Board of Directors recommended that Deloitte & Touche LLP be engaged as the Company’s principal accountant to audit the Company’s consolidated financial statements for the year ended December 31, 2004. The affirmative vote of a majority of the shares of Class A Common Stock is necessary at the Annual Meeting at which a quorum is present either in person or by proxy to ratify the selection by the Board of Directors of Deloitte & Touche LLP as the Company’s independent accountant. If the holders of Class A Common Stock do not ratify the selection of Deloitte & Touche LLP, other certified public accountants will be considered and selected by the Board of Directors. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Audit and Other Fees Paid to Public Accounting Firm

The table below summarizes the aggregate fees billed for professional and consulting services rendered by Deloitte and Touche, LLP to the Company for the years ended December 31, 2002 and 2003:

Services Provided	2002	2003
Audit Fees: Includes aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and review of financial statements in the
Company's Form 10-Q reports	$279,000	$313,150
Audit Related Fees: Includes internal audit in 2002, SEC registration statements, benefit
plan audits, and other accounting and auditing services in years 2002 and 2003	909,000	38,400
Tax Fees: Includes various tax consulting and tax return preparation	52,000	93,500
All Other Fees: Consists primarily of actuarial and human resources consulting and other
services in 2002	16,000	--

Total	$1,256,000	$445,050

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission (the “SEC”) to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The services performed by the independent auditor in 2003 were pre-approved in accordance with the Audit Committee Charter, a copy of which is included in this Proxy Statement as Appendix A. The Audit Committee requires that in the first quarter of each fiscal year, a description of the services expected to be performed by the independent auditor in the following fiscal year be presented to them for approval. Any requests for audit, audit-related, tax, and other services not contemplated in the original description of services must be submitted to the Audit Committee for specific pre-approval, normally provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. Periodically, the Audit Committee reviews the status of services and fees incurred year-to-date against the original description of services.

CODE OF CONDUCT

The Board has approved and the Company has adopted a Code of Conduct that applies to all directors, officers and employees of the Company. A copy of the Code of Conduct has been filed with the SEC as an attachment to the Company’s 2003 Annual Report on Form 10-K.

OTHER BUSINESS

All items of business intended by the management to be brought before the Annual Meeting are set forth in this Proxy Statement, and management knows of no other business to be presented. If other matters of business not presently known to the Board of Directors shall be properly raised at the Annual Meeting, the persons named as the proxies will vote on such matters in accordance with their best judgment.

ANNUAL REPORT

For a copy of the Company’s Annual Report on Form 10-K for 2003, please contact Stuart F. Bradt, Controller, Bremer Financial Corporation, 445 Minnesota Street, Suite 2000, St. Paul, Minnesota 55101, (651) 312-3715.

COMMUNICATIONS WITH THE BOARD

Shareholders can communicate directly with the Board, or with any Committee of the Board, by writing to Ms. Janice A. Aus, Corporate Secretary, Suite 2000, 445 Minnesota Street, St. Paul, Minnesota 55101. All communications will be forwarded, without edit, to the appropriate director or directors or to the full Board, as appropriate.

FUTURE STOCKHOLDER PROPOSALS

Under the Securities Exchange Act of 1934 (“Exchange Act”), the Company’s stockholders may submit proposals to be considered at an annual stockholders’ meeting. Rule 14a-8 under the Exchange Act sets forth the procedures and requirements for requesting that a company include these proposals in its proxy statement. However, a stockholder may submit proposals to be voted on at an annual meeting without having the proposals included in the company’s proxy statement. These proposals are known as “non-Rule 14a-8 proposals.”

The Company hereby notifies its stockholders that for the annual meeting of stockholders expected to be held in April 2005, the deadline for notifying the Company of any non-Rule 14a-8 stockholder proposals is February 6, 2005. Notice of any such proposal must be given in writing to the Secretary of the Company, Ms. Janice Aus, Bremer Financial Corporation, 445 Minnesota Street, Suite 2000, St. Paul, Minnesota 55101. The Company’s proxies will be able to exercise their discretionary voting authority with respect to any non-Rule 14a-8 proposal not submitted to the Company or submitted to the Company after February 6, 2005.

The notification deadline for stockholders wishing to have a Rule 14a-8 proposal considered for inclusion in the Company’s proxy solicitation materials for the Annual Meeting of Stockholders to be held in 2005 is November 23, 2004. Such proposals must be set forth in writing and received by the Secretary of the Company, Ms. Janice Aus, at the above address on or before November 23, 2004. Proposals received by that date that are proper for consideration at the 2005 Annual Meeting and otherwise conform to the rules of the Securities and Exchange Commission will be included in the 2004 Proxy Statement.

Due to the technical nature of the rights of stockholders and the Company in this area, a stockholder desiring to make a stockholder proposal should consider consulting his or her personal legal counsel with respect to such rights.

Dated: March 22, 2004	By Order of the Board of Directors /s/ Janice A. Aus JANICE A. AUS Secretary

APPENDIX A

AUDIT COMMITTEE CHARTER OF

BREMER FINANCIAL CORPORATION

This Audit Committee Charter (Charter) has been adopted by the Board of Directors (the Board) of Bremer Financial Corporation (the Company). The Audit Committee of the Board (the Committee) shall review this charter annually and recommend any proposed changes to the Board for approval.

Role of the Audit Committee

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Board of Directors and the Audit Committee are ultimately responsible for evaluating the Company’s external auditors and for recommending, to the shareholders, the selection and, as appropriate, replacement, of the Company’s external auditors. The Audit Committee shall be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or for completing related work, and each such registered public accounting firm shall report directly to the Audit Committee. The most essential responsibilities of the Audit Committee include the following:

•	Assessing the overall integrity of the Company’s financial accounting, reporting, disclosure, and compliance processes,

•	Assessing the reliability and effectiveness of overall efforts within the Company to manage all other types of business risks, including operational, credit, interest rate, and market risks,

•	Reviewing and evaluating the independence and performance of the Company’s external and internal auditors, and

•	Providing periodic reporting to the Board of Directors.

The Audit Committee shall have full and unrestricted access to the external auditors, internal auditors, and any employees of the Company. The Audit Committee shall also have full and unrestricted access to all Company activities, records, and property. In addition, the Audit Committee has authority to conduct any investigation appropriate to fulfill its responsibilities and has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary.

Audit Committee Structure and Membership Requirements

The Board is responsible for appointing all members to the Committee. The Board is also responsible for designating an Audit Committee Chair. The Audit Committee Chair shall be responsible for scheduling and presiding over meetings, preparing agendas, and reporting Committee business to the Board.

The rules governing Audit Committee membership and qualifications are provided by the national securities exchanges and associations, as well as by various federal regulatory agencies. The Audit Committee shall include at least three independent directors, each of whom must satisfy applicable regulatory criteria for independence and must be free of any relationship that, in the opinion of the Board, may interfere with the individual’s exercise of independent judgment. Each member must also have a basic understanding of finance and accounting and be able to read and interpret relevant financial statements. At least one member of the Committee shall also have accounting or related financial management expertise, as defined and mandated by applicable regulation.

Audit Committee Meetings

The Committee shall meet as frequently as necessary, but at least four times annually. Minutes of all Committee meetings shall be properly recorded. At least annually, the Committee shall also meet privately with the chief executive officer, the risk management director, and the external auditors.

Audit Committee Duties

Listed below are the primary duties of the Committee. The Board may assign additional duties, as needed to reflect changes in regulatory requirements and the Company’s risk profile.

	Review the Audit Committee Charter at least annually. Recommended changes to the Charter shall be reviewed and approved by the Board. The Audit Committee Charter will be publicly disclosed as frequently as required by statute or regulation.

	Approve all non-audit services to be provided by the registered public accounting firm, before they are agreed to by BFC management and the registered public accounting firm and bound by legal contract.

	Require, annually, that the registered public accounting firm provide a formal written statement describing all relationships between the registered public accounting firm and the company, using this statement to help to ensure that all non-audit services have been subject to appropriate pre-approval by the Committee. The Committee should also ensure that the registered public accounting firm understands that it is ultimately accountable to the Committee and the BFC Board.

	Evaluate the independence and performance of the Company’s registered public accounting firm on an ongoing basis. The Committee and the Board are responsible for recommending, to the shareholders, any changes in the registered public accounting firm retained.

	Approve any Engagement Letters related to the audit of the Company’s financial statements and to all associated attestation engagements issued by the registered public accounting firm.

	Review the Company’s annual audited financial statements, Forms 10-K, quarterly financial statements, and quarterly Forms 10-Q prior to filing or distribution and discuss them with the chief executive officer and the external auditors. Reviews should include a discussion of significant issues regarding accounting principles, practices, and judgments (in accordance with SAS 61), as well as compliance with existing financial disclosure and reporting requirements of applicable regulatory agencies.

	Prepare an annual report to shareholders as required by the Securities and Exchange Commission. This report should be included in the Company’s annual proxy statement.

	Approve the Annual Internal Audit and Credit Examination Plan each year. The qualifications of the Company’s internal auditors and credit examiners shall be evaluated on an ongoing basis.

	Review all matters requiring Board attention from regulatory examination reports, along with management’s response, if required.

	Consult with the chief executive officer, the risk management director, and the registered public accounting firm to evaluate the integrity of the Company’s overall system of internal controls, including financial disclosure and reporting processes and controls. Any significant risk exposures should be assessed, and the Committee shall evaluate steps management has taken to monitor and control such risks.

	Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting control, or auditing matters, as well as procedures for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

	Discuss with management and/or the Company’s general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company’s financial statements and any potentially material non-routine reports or inquiries from regulatory or governmental agencies.

	Perform such other functions as required by law, regulation, the Company’s charter or bylaws, including review and approval of the annual reports of any Company subsidiaries which must comply with the FDIC Improvement Act.

*****

Bremer Financial Corporation
A Minnesota Corporation
445 Minnesota Street — Suite 2000St.
Paul, Minnesota 55101

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Terry M. Cummings and Stan K. Dardis, and either of them, are hereby appointed Proxies, each with the power to appoint his substitute, to represent and to vote, as designated below, all shares of the Class A Common Stock of Bremer Financial Corporation held of record by the undersigned on February 29, 2004 at the Annual Meeting of Shareholders to be held on April 27, 2004 or any adjournment thereof.

1.	PROPOSAL TO FIX NUMBER OF DIRECTORS AT NOT LESS THAN FOUR (4) NOR MORE THAN TEN (10):

[_] For	[_] Against	[_] Abstain

2.	ELECTION OF DIRECTORS:

[_] FOR all nominees listed below except as marked to the contrary below.

[_] WITHHOLD AUTHORITY to vote for all nominees listed below. (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name below.)

Terry M. Cummings, Stan K. Dardis, William H. Lipschultz, Charlotte S. Johnson, Sherman Winthrop, Ronald James, Terrence W. Glarner and Daniel C. Reardon

3.	PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT ACCOUNTANT TO AUDIT THE CONSOLIDATED FINANCIAL
STATEMENTS OF BREMER FINANCIAL CORPORATION FOR THE YEAR ENDED DECEMBER 31, 2004:

[_] For	[_] Against	[_] Abstain

In the event of the inability or unwillingness of one or more of the above named nominees to serve as a director at the time of the Annual Meeting on April 27, 2004 or any adjournments thereof, the shares represented by the proxies will be voted in favor of the remainder of such nominees and may also, in the discretion of the holders of said proxies, be voted for other nominees not named herein in lieu of those unable or unwilling to serve. As of the date hereof, the Board of Directors knows of no nominee who is unwilling or unable to serve.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting; management is not presently aware of any such matters to be presented for action at the meeting.

The undersigned hereby ratifies and confirms all the proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies previously given to vote such shares.

This Proxy, when properly executed, shall be voted in the manner indicated by the undersigned shareholder, but if no direction is made, this Proxy will be voted in favor of fixing the number of Directors at not less than four nor more than ten, for the directors named in the Proxy Statement, and in favor of the proposal to ratify the selection of Deloitte & Touche LLP to audit the consolidated financial statements of Bremer Financial Corporation for the year ended December 31, 2004.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, or in some other fiduciary capacity, please give full title as such.

DATED:__________________________________, 2004.	If a corporation, please sign in full corporate name by president or other authorized officer(s). If a partnership, please sign in a partnership name by authorized person(s).

_____________________________________
Signature

______________________________________
Signature if held jointly

(PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE)